(a)(73)

VOYA EQUITY TRUST

Amended Certificate of Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: April 24, 2015

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Certificate of Establishment and Designation of Series and Classes to establish Class R6 shares for Voya Growth Opportunities Fund (formerly, ING Growth Opportunities Fund, formerly, ING LargeCap Growth Fund), as follows:

A.                                    Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to Voya Growth Opportunities Fund, dated July 10, 2002, as amended January 26, 2009, September 30, 2009, December 7, 2009, July 1, 2011 and May 1, 2014, is hereby further amended as follows:

1.                                      The Classes of the Fund shall be designated as follows:

Voya Growth Opportunities Fund
Voya Growth Opportunities Fund Class A;
Voya Growth Opportunities Fund Class B;
Voya Growth Opportunities Fund Class C;
Voya Growth Opportunities Fund Class I;
Voya Growth Opportunities Fund Class R;
Voya Growth Opportunities Fund Class R6; and
Voya Growth Opportunities Fund Class W

IN WITNESS WHEREOF, the undersigned have signed this Amended Certificate of Establishment and Designation of Series and Classes this 12th day of March, 2015.

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Albert E. DePrince, Jr.	/s/ Sheryl K. Pressler
Dr. Albert E. DePrince, Jr., as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee

/s/ Russell H. Jones
Russell H. Jones, as Trustee